```````````````````````````````````````````````````````````````````````````````````````````````````

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 16, 2017

California Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 Oakdale Avenue, Suite 900 Los Angeles, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On February 14, 2017, California Resources Corporation (the “Company”), amended the Credit Agreement, among the Company, as the Borrower, JP Morgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and a Letter of Credit Issuer, Bank of America, N.A., as Syndication Agent, Swingline Lender and a Letter of Credit Issuer, and the Lenders, dated as of September 24, 2014, as previously amended February 25, 2015, November 6, 2015, February 23, 2016, April 22, 2016 and August 17, 2016. The amendment makes changes to facilitate additional joint venture transactions, eliminate a capital expenditure restriction, adopt a minimum liquidity requirement and facilitate certain other actions.
A copy of the amendment is filed as Exhibit 10.1 to this report.
Item 2.02    Results of Operations and Financial Condition.
On February 16, 2017, the Company issued a press release announcing its financial condition and results of operations for the three and twelve months ended December 31, 2016. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
The information contained in this report and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission (the “SEC”).
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure including disclosure in the Investor Relations portion of the Company’s website.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2017, Mr. Tim Sloan provided notice to the Company of his intent to resign from the Company’s Board of Directors effective as of February 28, 2017, as a result of his recent appointment as President and CEO and election to the board of Wells Fargo & Company. Mr. Sloan’s decision to resign from the Company’s Board was not related to any disagreement with the Company regarding its operations, policies or practices.
On February 14, 2017, the Board elected Mr. Harry McMahon to fill the vacancy resulting from the departure of Mr. Sloan, effective as of March 1, 2017. Mr. McMahon will serve the remaining term of Mr. Sloan (expiring in 2018) as an independent director, and will serve on the Audit Committee and the Compensation Committee of the Board. Most recently, Mr. McMahon served as Executive Vice Chairman of Bank of America Merrill Lynch. Mr. McMahon's experience over three decades in investment banking is expected to provide the Board with deep insight into corporate and financial strategy and capital markets.

There are no arrangements or understandings between Mr. McMahon and any other persons under which he was selected as a director. Mr. McMahon will receive the same director compensation as is paid to the other non-employee directors under the Company’s compensation program for non-employee directors which are described and may be reviewed in Company’s most recent proxy statement.
Item 8.01    Other Events.
On February 16, 2017, the Company issued a press release announcing a joint venture with Benefit Street Partners to invest up to $250 million in certain of the Company’s oil and gas properties in California.  A copy of the press release is furnished as Exhibit 99.2 to this report on Form 8-K, and is incorporated herein by reference.
Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those identified in the documents that the Company has filed with the SEC.
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Earnings Press Release dated February 16, 2017
99.2	Press Release dated February 16, 2017
10.1
Sixth Amendment to Credit Agreement dated as of February 14, 2017 among California Resources Corporation, as the Borrower, JP Morgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and a Letter of Credit Issuer, Bank of America, N.A., as Syndication Agent, Swingline Lender and a Letter of Credit Issuer, and the Lenders

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President - Finance

DATED: February 16, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings Press Release dated February 16, 2017
99.2	Press Release dated February 16, 2017
10.1
Sixth Amendment to Credit Agreement dated as of February 14, 2017 among California Resources Corporation, as the Borrower, JP Morgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and a Letter of Credit Issuer, Bank of America, N.A., as Syndication Agent, Swingline Lender and a Letter of Credit Issuer, and the Lenders

5